UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                                 --------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: April 1, 2004
                        (Date of earliest event reported)

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
               (Exact Name of Registrant as specified in charter)




 Delaware                       000-26749                       11-2581812
 ---------                     -----------                   --------------
(State or other                (Commission                  (I.R.S. Employer
Jurisdiction of                File Number)               Identification Number)
Incorporation)



              26 Harbor Park Drive, Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)


        Registrant's Telephone Number, including area code (516) 626-0007

Item 2.  Acquisition or Disposition of Assets.


     National Medical Health Card Systems, Inc. (the "Company") and Inteq PBM, L.P., a subsidiary of the Company ("Sub") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of April 1, 2004, with The Inteq-RX Group, LLP, a Delaware registered limited liability partnership ("Inteq") and the security holders of Inteq named therein, pursuant to which the Sub agreed to acquire substantially all of the assets of Inteq (the "Acquisition"). The closing of the Acquisition occurred on April 2, 2004 (the "Closing").

     The aggregate purchase price of the Acquisition was $31.5 million of which $29.6 million was paid in cash and $1.9 million was in the form of a promissory note. Of the $29.4 million, $24.9 million was paid to the Sellers and $4.7 million was put into escrow to secure the indemnification obligations of the Sellers. The Sellers have the opportunity to receive up to $4.2 million in additional purchase price, of which $3.0 million has been placed into escrow to secure the Company's obligations under the Asset Purchase Agreement, for achieving certain performance milestones during the one year period subsequent to the closing of the transaction. The Company has assumed approximately $14 million of Inteq's assets and has also agreed to assume approximately $11 million of its liabilities. The excess cost of the acquisistion over the fair value of identifiable net assets acquired is approximately $28.5 million. Approximately $3.5 million is estimated to be intangibles with the balance of $25.0 million identified as goodwill, subject to a final valuation to be performed by a third party appraisal firm. The amount of the consideration paid by the Company was determined based upon arm's length negotiations between the Company and Inteq. The transaction was financed by the Company's working capital and its secured credit facility. In connection with the Acquisition, several members of Inteq's management will remain with the Company as consultants during the transition period.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

a)  Financial Statements of Business Acquired.

   Attached herewith.

                             THE INTEQ GROUP, INC.

                              FINANCIAL STATEMENTS

                   Three Months Ended March 31, 2004 and 2003

                              THE INTEQ GROUP, INC.
                                  BALANCE SHEET



                                                                                  March 31,                       December 31,
                                                                                     2004                             2003
                                                                                  ---------                       ------------
                                                                                 (unaudited)
 Assets
 Current:
  Cash and cash equivalants                                                     $ 7,237,637                      $ 7,135,569
  Accounts receivable, less allowance for doubtful accounts
    of $250,000                                                                   7,938,670                        8,927,563
  Rebates receivable                                                              2,040,856                        1,906,842
  Other current assets                                                              121,946                           76,974
                                                                                 ----------                       ----------
    Total current assets                                                         17,339,109                       18,046,948

  Fixed assets, net                                                                  92,849                          113,587
                                                                                 ----------                       ----------

    Total assets                                                                $17,431,958                      $18,160,535
                                                                                 ==========                       ==========


 Liabilities and Stockholders' Equity
 Current liabilities:
  Accounts payable                                                              $13,917,681                      $13,705,283
  Accrued expenses                                                                   35,590                          547,295
                                                                                 ----------                       ----------
    Total current liabilities                                                    13,953,271                       14,252,578

 Commitments and contingencies                                                            -                                -

 Stockholders' equity:
  Common stock, $0.01 par value, 100,000 shares authorized,
   100,000 shares issued and outstanding                                              1,000                            1,000
  Additional paid-in-capital                                                        180,153                          180,153
  Retained earnings                                                               3,297,534                        3,726,804
                                                                                 ----------                       ----------
   Total stockholders' equity                                                     3,478,687                        3,907,957
                                                                                 ----------                       ----------

   Total liabilities and stockholders' equity                                   $17,431,958                      $18,160,535
                                                                                 ==========                       ==========



            See accompanying condensed notes to financial statements.

                              THE INTEQ GROUP, INC.
                               STATEMENT OF INCOME


                                                                                          Three Months Ended
                                                                                                March 31,

                                                                                     2004                    2003
                                                                                     ----                    ----

          Revenue                                                               $ 18,686,826           $ 16,285,308
          Cost of Claims                                                          16,818,023             14,573,173
                                                                                 -----------             ----------

         Gross profit                                                              1,868,803              1,712,135

         Selling, general and administrative expenses                              1,596,096              1,307,354
                                                                                 -----------             ----------

         Operating income                                                            272,707                404,781


         Other income (expense):
          Interest income                                                             17,765                 23,596
          Other income, net                                                           18,353                  8,710
                                                                                 -----------              ---------
         Total other income                                                           36,118                 32,306

         Net income                                                            $     308,825             $  437,087
                                                                                 ===========              =========




        See accompanying condensed notes to financial statements.

                              THE INTEQ GROUP, INC.

                             STATEMENT OF CASH FLOWS


                                                                                                Three months ended
                                                                                                     March 31,
                                                                                          2004                     2003
                                                                                          ----                     ----
 Cash flows from operating activities:
  Net income                                                                         $   308,825                $ 437,087
  Adjustments to reconcile net income to net cash provided
    by operating activities:
  Depreciation expense                                                                    20,738                   24,666
  Changes in operating assets and liabilities:
    Accounts receivable                                                                  988,893                5,655,896
    Rebates receivable                                                                  (134,014)                  57,521
    Other current assets                                                                 (44,972)                 (64,619)
    Accounts payable                                                                     212,398               (2,310,797)
    Accrued expenses                                                                    (511,705)                (218,915)
                                                                                      ----------                ---------
       Net cash provided by operating activities                                     $   840,163               $3,580,839

  Cash flows from investing activities:
       Capital Expenditures                                                                    -                        -
                                                                                      ----------                ---------
       Net cash used in investing activities                                                   -                        -

  Cash flows from financing activities:
       Dividends paid                                                                   (738,095)              (1,083,456)
                                                                                     -----------               ----------
       Net cash used in financing activities                                            (738,095)              (1,083,456)

       Net  increase in cash and cash equivalents                                        102,068                2,497,383

       Cash and cash equivalents at beginning of period                                7,135,569                4,831,986
                                                                                     -----------                ---------
       Cash and cash equivalents at end of period                                  $   7,237,637               $7,329,369
                                                                                     ===========                =========


            See accompanying condensed notes to financial statements.

                              THE INTEQ GROUP, INC.

                        CONDENSED  NOTES TO FINANCIAL STATEMENTS

                                March 31, 2004


A.       Nature of Business

     The Inteq Group, Inc. (the "Company") was incorporated in the state of Texas as a Subchapter S Corporation in 1992, and its headquarters are in Dallas, Texas. The Company provides pharmacy benefit management services to plan sponsors, which include corporations, HMO's, insurance companies, third party administrators and union trusts through a network of contracted pharmacies primarily in the United States. The Company's ability to provide custom services is driven by its proprietary technology, enhanced by its experienced staff and its commitment to quality. The Company's pharmacy benefit management services include electronic point-of-sale pharmacy claims management, mail pharmacy services, benefit design consultation, drug utilization review, formulary management programs, disease management, drug data analysis services, compliance and therapy management programs and market research programs.


B.      Accounting Policies

     A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting

     The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At March 31, 2004, the Company had no such investments included in cash and cash equivalents.

Accounts Receivable

     The Company performs initial and a periodic credit evaluation of plan sponsors' financial condition, and extends credit to virtually all plan sponsors on an uncollateralized basis. In the event of complete non-performance by a plan sponsor, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

     The Company recognizes allowances for doubtful accounts when, based on management judgment, circumstances indicate that accounts receivable will not be collected. Accordingly, accounts receivable are shown net of the allowance for doubtful accounts of $250,000 at March 31, 2004.

Fixed Assets

     Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. The estimated useful lives by classification are as follows:

                     Furniture and fixtures                          5 years
                     Computer and office equipment and
                         software                                3 - 5 years

Revenue Recognition

     The Company's revenues are recognized from prescription drug sales to plan sponsors' members through contracted pharmacies when the Company adjudicates claims. At the point-of-sale, the pharmacy claims are adjudicated using the Company's on-line processing system. Adjudication is the process by which the plan participant is checked for eligibility of coverage, the prescription is compared to the plan parameters established by the sponsor, the particular drug is reviewed for contraindications based upon the plan participant's drug history, age and sex, and the information is placed into a database available for reporting and query.

     The Company evaluates it agreements by applying the indicators in EITF No. 99-19, Reporting Gross Revenue as a Principal vs. Net as an Agent. In circumstances where the Company acts as a Principal, revenue includes the Company's claim processing fee and related costs of pharmaceuticals dispensed through contracted pharmacies. In circumstances where the Company acts as an Agent the costs related to the pharmaceuticals dispensed is not included in revenue or cost of goods sold. The majority of the Company's revenues are reported gross based on the indicators in EITF No. 99-19. Both methods result in the same gross profit.

Rebates

     The Company accounts for its rebates in accordance with EITF 02-16, Accounting by a Reseller for Cash Considerations Received from a Vendor. A third party administrator processes rebates from pharmaceutical manufacturers. The Company recognizes these rebates as a reduction to cost of goods sold when they are submitted to the administrator and records a gross receivable and the appropriate payable to plan sponsors using estimates based on the Company's rebate experience. Amounts payable to plan sponsors are reflected as a reduction to revenue and are reduced by a retainage amount to cover rebate adjustments. The retainage is reflected as accounts payable on the balance sheet. Estimates are adjusted as additional rebate information becomes available.

Copayments

     The Company does not record copayments as revenue, as these amounts are collected and retained by the pharmacy.

Income Taxes

     The Company is organized as an S Corporation for federal income tax purposes. As a result, income or losses are taxable or deductible to the stockholders rather than at the corporate level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

Fair Value of Financial Instruments

     In accordance with the reporting requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash equivalents, accounts receivable and accounts payable approximate their carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.

                              The Inteq Group, Inc.

                              FINANCIAL STATEMENTS

                          Year Ended December 31, 2003

                                Table of Contents



Report of Independent Auditors                                               1

Audited Financial Statements:

         Balance Sheet                                                       2

         Statement of Income                                                 3

         Statement of Stockholders' Equity                                   4

         Statement of Cash Flows                                             5

         Notes to Financial Statements                                       6

Whitley Penn
CPAs and Professional Consultants




                          REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of The Inteq Group, Inc.


     We have audited the accompanying balance sheet of The Inteq Group, Inc. as of December 31, 2003, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Inteq Group, Inc. as of December 31, 2003, and the results of operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/Whitley Penn

Dallas, Texas
February 13, 2004

                              THE INTEQ GROUP, INC.
                                  BALANCE SHEET

                                December 31, 2003


 Assets
  Current assets:
    Cash and cash equivalants                                                     $      7,135,569
    Accounts receivable, less allowance for doubtful accounts
      of $250,000                                                                        8,927,563
    Rebates receivable                                                                    ,906,842
    Other current assets                                                                    76,974
                                                                                   ---------------
  Total current assets                                                                  18,046,948

  Fixed assets, net                                                                        113,587
                                                                                   ---------------

  Total assets                                                                    $     18,160,535
                                                                                   ===============

  Liabilities and Stockholders' Equity
  Current liabilities:
   Accounts payable                                                               $     13,705,283
   Accrued expenses                                                                        547,295
                                                                                   ---------------
  Total current liabilities                                                             14,252,578

  Commitments and contingencies                                                                  -
  Stockholders' equity:
   Common stock, $0.01 par value, 100,000 shares authorized,
    100,000 shares issued and outstanding                                                    1,000
   Additional paid-in-capital                                                              180,153
   Retained earnings                                                                     3,726,804
                                                                                   ---------------
  Total stockholders' equity                                                             3,907,957
                                                                                   ---------------

  Total liabilities and stockholders' equity                                      $     18,160,535
                                                                                   ===============



            See accompanying notes to financial statements.

                              THE INTEQ GROUP, INC.
                               STATEMENT OF INCOME

                          Year Ended December 31, 2003


         Revenue (excludes co-payments retained
             by the pharmacies of $27,545,383)                                        $  68,178,586


         Cost of claims (excludes co-payments retained
           by the pharmacies of $27,545,383)                                             61,155,635
                                                                                         ----------

         Gross profit                                                                     7,022,951


         Selling, general and administrative expenses                                     5,243,644
                                                                                         ----------

         Operating income                                                                 1,779,307


         Other income (expense):
          Interest income                                                                    84,346
          Other income (expense)                                                             46,801
                                                                                        -----------

         Total other income                                                                 131,147
                                                                                        -----------
         Net income                                                                    $  1,910,454
                                                                                        ===========




        See accompanying notes to financial statements.

                              THE INTEQ GROUP, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                          Year Ended December 31, 2003


                                     Number of                     Addditional Paid-       Retained
                                       Shares            Amount       In Capital           Earnings           Total
                                     ---------          -------    ----------------        --------          ------

Balance at December 31, 2002           100,000        $   1,000      $    180,153        $ 4,620,537      $4,801,690

   Net income                                -                -                -           1,910,454       1,910,454
   Dividends                                 -                -                -          (2,804,187)     (2,804,187)
                                     ---------         --------       -----------        -----------      -----------


Balance at December 31, 2003           100,000        $   1,000       $   180,153        $ 3,726,804     $ 3,907,957
                                     =========         ========       ===========        ===========     ===========







                     See accompanying notes to financial statements.

                              THE INTEQ GROUP, INC.

                             STATEMENT OF CASH FLOWS

                          Year Ended December 31, 2003



 Operating Activities
  Net income                                                                         $     1,910,454
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation expense                                                                     114,243
  Changes in operating assets and liabilities:
    Accounts receivable                                                                    4,788,545
    Rebates receivable                                                                       969,837
    Other current assets                                                                     (61,270)
    Accounts payable                                                                      (2,353,162)
    Accrued expenses                                                                        (182,286)
                                                                                     ----------------
  Net cash provided by operating activities                                                5,186,361

  Investing Activities
    Purchases of fixed assets                                                                (78,592)
                                                                                     ---------------
    Net cash used in investing activities                                                    (78,592)

  Financing Activities
    Dividends paid                                                                        (2,804,187)
                                                                                     ----------------
    Net cash used in financing activities                                                 (2,804,187)

    Net increase in cash                                                                   2,303,582

    Cash and cash equivalents at beginning of year                                         4,831,987
                                                                                    -----------------

    Cash and cash equivalents at end of year                                       $       7,135,569
                                                                                    -----------------
  Supplemental Disclosure of Cash Flow Information
    Cash paid during the year for interest                                         $              -
                                                                                  -------------------


        See accompanying notes to financial statements.

                              THE INTEQ GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2003


A.       Nature of Business

     The Inteq Group, Inc. (the "Company") was incorporated in the state of Texas as a Subchapter S Corporation in 1992, and its headquarters are in Dallas, Texas. The Company provides pharmacy benefit management services to plan sponsors, which include corporations, HMO's, insurance companies, third party administrators and union trusts through a network of contracted pharmacies primarily in the United States. The Company's ability to provide custom services is driven by its proprietary technology, enhanced by its experienced staff and its commitment to quality. The Company's pharmacy benefit management services include electronic point-of-sale pharmacy claims management, mail pharmacy services, benefit design consultation, drug utilization review, formulary management programs, disease management, drug data analysis services, compliance and therapy management programs and market research programs.


B.      Accounting Policies

     A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting

     The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2003, the Company had no such investments included in cash and cash equivalents.

Accounts Receivable

     The Company performs initial and a periodic credit evaluation of plan sponsors' financial condition, and extends credit to virtually all plan sponsors on an uncollateralized basis. In the event of complete non-performance by a plan sponsor, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

     The Company recognizes allowances for doubtful accounts when, based on management judgment, circumstances indicate that accounts receivable will not be collected. Accordingly, accounts receivable are shown net of the allowance for doubtful accounts of $250,000 at December 31, 2003.

Fixed Assets

     Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. The estimated useful lives by classification are as follows:

                     Furniture and fixtures                          5 years
                     Computer and office equipment and
                         software                                3 - 5 years

Revenue Recognition

     The Company's revenues are recognized from prescription drug sales to plan sponsors' members through contracted pharmacies when the Company adjudicates claims. At the point-of-sale, the pharmacy claims are adjudicated using the Company's on-line processing system. Adjudication is the process by which the plan participant is checked for eligibility of coverage, the prescription is compared to the plan parameters established by the sponsor, the particular drug is reviewed for contraindications based upon the plan participant's drug history, age and sex, and the information is placed into a database available for reporting and query.

     The Company evaluates it agreements by applying the indicators in EITF No. 99-19, Reporting Gross Revenue as a Principal vs. Net as an Agent. In circumstances where the Company acts as a Principal, revenue includes the Company's claim processing fee and related costs of pharmaceuticals dispensed through contracted pharmacies. In circumstances where the Company acts as an Agent the costs related to the pharmaceuticals dispensed is not included in revenue or cost of goods sold. The majority of the Company's revenues are reported gross based on the indicators in EITF No. 99-19. Both methods result in the same gross profit.


Rebates

     The Company accounts for its rebates in accordance with EITF 02-16, Accounting by a Reseller for Cash Considerations Received from a Vendor. A third party administrator processes rebates from pharmaceutical manufacturers. The Company recognizes these rebates as a reduction to cost of goods sold when they are submitted to the administrator and records a gross receivable and the appropriate payable to plan sponsors using estimates based on the Company's rebate experience. Amounts payable to plan sponsors are reflected as a reduction to revenue and are reduced by a retainage amount to cover rebate adjustments. The retainage is reflected as accounts payable on the balance sheet. Estimates are adjusted as additional rebate information becomes available.

Copayments

     The Company does not record copayments as revenue, as these amounts are collected and retained by the pharmacy.

Income Taxes

     The Company is organized as an S Corporation for federal income tax purposes. As a result, income or losses are taxable or deductible to the stockholders rather than at the corporate level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

Fair Value of Financial Instruments

     In accordance with the reporting requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash equivalents, accounts receivable and accounts payable approximate their carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.


C.   Fixed Assets

Fixed assets consists of the following at December 31, 2003:

   Computer and office equipment                                $   965,106
       Furniture and fixtures                                        76,283
       Software                                                      78,592
                                                                 -----------
                                                                  1,119,981
                   Accumulated depreciation                      (1,006,394)
                                                                 -----------
                                                              $     113,587

D.   Accounts Payable

Accounts payable consists of the following at December 31, 2003:

          Claims payable                                        $  10,173,105
          Rebates payable to plan sponsors                          2,800,004
          Other payables                                              732,174
                                                                -------------
                                                                $  13,705,283

E.   Stockholders' Equity

     At December 31, 2003, there are 100,000 common shares outstanding comprised of 1,000 Class A voting shares and 99,000 Class B non-voting shares. Except for voting rights, all of the common stock has identical rights and privileges.

     Dividends are paid at the discretion of the Board of Directors based on equity ownership without regard to class.

F.   Employee Benefit Plan

     The Company maintains a 401(k) plan (the "Plan") covering substantially all employees. Participants may elect to contribute to the Plan up to 15% of their annual compensation. The Plan provides for the Company to make a discretionary contribution determined annually by the Board of Directors. Discretionary contributions made by the Company for the year ended December 31, 2003 were $75,000.

  G. Commitments and Contingencies

Leases

     The Company leases office space for its corporate headquarters under an operating lease, of which rent expense was approximately $168,000 net of subleasing income of approximately $22,000 for the year ended December 31, 2003. Future subleasing income under contract is approximately $35,000 through 2005.

Future minimum annual lease obligations as of December 31, 2003, excluding future sublease income, approximates the following:


            2004                                      $        190,000
            2005                                               111,000
                                                      ----------------

            Total future minimum lease obligations    $        301,000
                                                      ----------------


Marketing Agreements

     The Company enters into marketing representative agreements as a means to obtain new business. Representatives receive compensation consisting primarily as a percentage of revenues generated for the Company, and compensation varies based on individually negotiated agreements with representatives. At December 31, 2003, the Company had three agreements in effect expiring in 2005 through 2006.


H. Risk Concentrations

Cash Deposits

     The Company maintains deposits in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation ("FDIC"). At December 31, 2003, approximately $9,530,000 exceeded FDIC limitations. The Company has not experienced any losses at this institution related to amounts in excess of FDIC limits.

Economic Dependencies

     For the year ended December 31, 2003, the Company had no customers that accounted for more than 10% of revenues. For the year ended December 31, 2003, approximately 18% of cost of claims was from one pharmacy chain.

                         PRO FORMA FINANCIAL INFORMATION
                                   (Unaudited)



     National Medical Health Card Systems, Inc. (the "Company") and Inteq PBM, L.P., a subsidiary of the Company ("Sub") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of April 1, 2004, with The Inteq-RX Group, LLP, a Delaware registered limited liability partnership ("Inteq") and the security holders of Inteq named therein, pursuant to which the Sub agreed to acquire substantially all of the assets of Inteq (the "Acquisition"). The closing of the Acquisition occurred on April 2, 2004 (the "Closing").

     The aggregate purchase price of the Acquisition was $31.5 million of which $29.6 million was paid in cash and $1.9 million was in the form of a promissory note. Of the $29.6 million, $24.9 million was paid to the Sellers and $4.7 million was put into escrow to secure the indemnification obligations of the Sellers. The Sellers have the opportunity to receive up to $4.2 million in additional purchase price, of which $3.0 million has been placed into escrow to secure the Company's obligations under the Asset Purchase Agreement, for achieving certain financial performance milestones during the one-year period subsequent to the closing of the transaction. The Company has assumed approximately $14 million of Inteq's assets and has also agreed to assume approximately $11 million of its liabilities. The excess cost of the acquisition over the fair value of identifiable net assets acquired is approximately $28.5 million. Approximately $3.5 million is estimated to be intangibles with the balance of $25.0 million identified as goodwill, subject to a final valuation to be performed by a third party appraisal firm. The amount of the consideration paid by the Company was determined based upon arm's length negotiations between the Company and Inteq. The transaction was financed by the Company's working capital and its secured credit facility. The accompanying unaudited pro forma statements of income are intended to present the combined results of operations of NMHC and Inteq as if the acquisition had occurred on July 1, 2002 for the fiscal year ended June 30, 2003 and July 1, 2003 for the nine months ended March 31, 2004. The pro forma consolidated statement of income for the year ended June 30, 2003 includes the twelve months ended June 30, 2003 for NMHC's fiscal year as well as the four quarters ended September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003 for Inteq. The pro forma consolidated statement of income for the nine months ended March 31, 2004 includes the nine months ended March 31, 2004 for NMHC's fiscal year as well as the three quarters ended September 30, 2003, December 31, 2003, and March 31, 2004 for Inteq.

     The unaudited pro forma balance sheet is intended to present the financial position of the Company as if the acquisition of Inteq had occurred on March 31, 2004.

     Assumptions underlying the adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma statements. This pro forma financial information should be read in conjunction with the historical financial statements and related notes thereto of National Medical Health Card Systems, Inc. and Inteq. The pro forma statements of income may not be indicative of the results of operations that actually would have occurred had the operations of the companies been combined during the period, and may not be indicative of the future results of operations of the Company.

          NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                           (All amounts in thousands)
                               March 31, 2004

                                       National Medical
                                      Health Card Systems,            INTEQ                                             Pro Forma
                                     Inc. and Subsidiaries       (acquired company)           Adjustments              As Adjusted
   Assets

   Current:

Cash and Cash equivalents                      $   29,884          $   7,237       (1)       $       0                $    34,018
                                                                                   (2)          (3,103)
Restricted Cash                                     1,638                  -                         -                      1,638
Accounts receivable, net                           65,697              7,939       (2)              (1)                    73,635
Rebates receivable                                 29,346              2,041                         -                     31,387
Inventory                                           1,949                  -                         -                      1,949
Due from affiliates                                     8                  -                         -                          8
Deferred tax asset                                  2,110                  -                         -                      2,110
Other current assets                                2,442                122       (2)             (75)                     2,489
                                                  -------            -------                    -------                    ------
   Total Current Assets                           133,074             17,339                    (3,179)                   147,234

Property and equipment, net                        10,047                 93       (2)             (53)                    10,087
Intangible assets, net                              2,233                  -       (1)           3,500                      5,733
Goodwill                                           58,574                  -       (1)          25,067                     83,641
Other assets                                          323                  -       (1)           3,000                      3,323
                                                 --------            -------                   -------                   --------
  Total Assets                                  $ 204,251           $ 17,432                 $  28,335                 $  250,018

  Liabilities, Redeemable Preferred Equity, and Common Stockholders' (Deficiency) Equity

  Current Liabilities:

 Accounts payable and accrued expenses          $ 136,155           $ 13,953       (2)      $   (2,802)                $  147,306
Revolving credit facility and loans payable-           36                  -       (1)          32,756                     32,792
  current
Current portion of capital lease obligations          436                  -                         -                        436
Income taxes payable                                3,232                  -                         -                      3,232
Other current liabilities                              39                  -                         -                         39
                                                  -------             ------                  --------                  --------
  Total Current Liabilities                     $ 139,898             13,953                $   29,954                    183,805

Long term loans payable and other liabilities       2,030                  -       (1)           1,860                      3,890
Deferred tax liability                              1,890                  -                         -                      1,890
Capital lease obligations, less current portion        13                  -                         -                         13
                                                  -------            -------                   -------                    -------
     Total Liabilities                          $ 143,831            $13,953                    31,814                    189,598

  Redeemable Preferred Equity:
 Redeemable, convertible preferred stock,
 $.10 par value;  15,000,000 shares authorized,
 6,956,522 issued and outstanding                  75,279                 -                          -                    75,279



  Common Stockholders'(Deficiency) Equity:

 Common stock - $.001 par value;
  authorized 35,000,000 shares,
  8,224,011 shares issued and
  3,584,111 outstanding                                 4                 1        (2)              (1)                        4
 Additional paid-in-capital                        97,663               180        (2)            (180)                   97,663
 Retained Earnings                                (60,652)            3,298        (1)          (3,298)                  (60,652)
 Treasury stock at cost, 4,639,900 shares         (51,874)                -                          -                   (51,874)
                                                   ------          --------                     -------                  -------
  Total common stockholders'(deficiency) Equity   (14,859)            3,479                     (3,479)                  (14,859)
                                                  -------          --------                     -------                 --------
 Total Liabilities, Redeemable Preferred
 Equity and Common Stockholders'
 (Deficiency) Equity                           $  204,251          $ 17,432                   $ 28,335                  $250,018


     (1) Reflects the acquisition of Inteq for $31,600. Based on NMHC's initial estimates, $3,500 of the purchase price was allocated to intangibles (subject to a formal outside valuation of the acquired assets). The remainder of the purchase price was allocated to goodwill. In accordance with the terms of the Asset Purchase Agreement, NMHC has deposited $3,000 in escrow reflected in other long-term assets above to secure the Company's obligation to pay up to $4,200 in contingent purchase price. Funds of $32,756 to complete the acquisition were assumed to be borrowed from NMHC's $40 million revolving credit facility with the balance of $1,860 provided to the Sellers in the form of a Promissory Note.

     (2) Certain of Inteq's assets and liabilities were not assumed as part of the acquisition.

           NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 Nine-Month Period Ended March 31, 2004 (1)
              (All amounts in thousands, except per share amounts)

                                      National Medical
                                     Health Card Systems,            Inteq                  Pro Forma               Pro Forma
                                    Inc. and Subsidiaries     (acquired company)          Adjustments              As Adjusted


Revenue                                 $   474,450                 $ 53,973                     -                   $528,423
Cost of Claims                              428,441                   48,503                     -                    476,944
                                            -------                   ------                   ----                  --------
Gross Profit                                 46,009                    5,470                     -                     51,479

Selling, general and
  administrative expenses                    36,551                    4,176         (2)        525                    41,252
                                             ------                   ------                   ----                    ------
Operating income                              9,458                    1,294                   (525)                   10,227

Other income (expense):
  Interest expense                             (519)                       -         (3)       (916)                   (1,435)
  Interest income                               173                       54                      -                       227
  Other income, net                              90                       43                      -                       133
                                              -----                    -----                   ----                     -----
                                               (256)                      97                   (916)                   (1,075)

Income before income taxes                    9,202                    1,391                 (1,441)                    9,152

Provision for income taxes                    3,773                        -         (4)        (20)                    3,753
                                             ------                   ------                  -----                     -----
Net Income                                    5,429                    1,391                 (1,421)                    5,399

Beneficial conversion feature                80,000                        -                      -                    80,000
Preferred stock cash dividend                   199                        -                      -                       199
Accretion of transaction expenses                17                        -                      -                        17
                                            -------                 --------                -------                    -------
Net (loss) income available to
 common shareholders                     $  (74,787)                  $1,391                $(1,421)                 $(74,817)

(Loss) earnings per common share:
 Basic                                   $    (9.99)                                                                 $ (10.00)
 Diluted                                 $    (9.99)                                                                 $ (10.00)


Weighted-average number of
 common shares outstanding:
 Basic                                        7,485                                                                     7,485
 Diluted                                      7,485                                                                     7,485


     (1) The pro forma Consolidated Statement of Income assumes that the acquisition of Inteq (acquired company) and adjustments related thereto occurred on July 1, 2003.

     (2) Reflects the amortization of the identifiable intangible assets over the average estimated life of five years.

     (3) Reflects the interest expense incurred on the funds borrowed to complete the acquisition and the interest accrued under the Promissory Note.

     (4) Reflects the pro forma adjustments for income taxes that management believes would have been incurred had Inteq been acquired at the beginning of the year.

           NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          Year Ended June 30, 2003 (1)
              (All amounts in thousands, except per share amounts)

                             National Medical
                            Health Card Systems,                Inteq                        Pro Forma               Pro Forma
                           Inc. and Subsidiaries        (acquired company)                   Adjustments            As Adjusted



Revenue                         $    573,266                  $  74,910                             -                 $  648,176
Cost of Claims                       525,472                     67,414                             -                    592,886
                                     -------                     ------                          ----                    -------
Gross Profit                          47,794                      7,496                             -                     55,290


Selling, general and
  administrative expenses             35,974                      5,443                  (2)       700                    42,117
                                      ------                     ------                          -----                    ------
Operating income                      11,820                     (2,053)                          (700)                   13,173

Other income (expense):
  Interest expense                    (1,209)                         -                  (3)    (1,221)                   (2,430)
  Interest income                        252                         96                              -                       348
  Other income, net                      153                        143                              -                       296
                                        ----                       ----                           ----                   -------
                                        (804)                       239                         (1,221)                   (1,786)

Income before income taxes            11,016                      2,292                         (1,921)                   11,387

Provision for income taxes             4,602                          -                  (4)       150                     4,752
                                       -----                      -----                          -----                    -----
Net Income                      $      6,414                    $ 2,292                        $(2,071)               $    6,635

Earnings per common share:
 Basic                          $       0.85                                                                          $    0.87
 Diluted                        $       0.80                                                                          $    0.83

Weighted-average number of
 common shares outstanding:
 Basic                                 7,590                                                                              7,590
 Diluted                               8,036                                                                              8,036


     (1) The pro forma Consolidated Statement of Income assumes that the acquisition of Inteq (acquired company) and adjustments related thereto, occurred on July 1, 2003.

     (2) Reflects the amortization of the identifiable intangible assets over the average estimated life of five years.

     (3) Reflects the interest expense incurred on the funds borrowed to complete the acquisition and the interest accrued under the Promissory Note.

     (4) Reflects the pro forma adjustments for income taxes that management believes would have been incurred had Inteq been acquired at the beginning of the year.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 15, 2004
                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.


                                   By: /s/James Bigl
                                      --------------------------------------
                                          James Bigl, President and
                                           Chief Executive Officer